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                                                                    Exhibit 3-86
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
9766-646

Microfilm Number _____         Filed with the Department of State on SEP 05 1997

Entry Number 2773804                             /s/ [graphic omitted]
                                                 -------------------------------
                                                 Secretary of the Commonwealth


                    ARTICLES OF INCORPORATION -- FOR PROFIT

                   GENESIS ELDERCARE LIVING FACILITIES, INC.
                   -----------------------------------------
                              Name of Corporation

                     A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

|x|  Business-stock (15 Pa.C.S. ss. 1306)          ____ Management (15 Pa.C.S. ss. 2702)

____ Business-nonstock (15 Pa.C.S. ss. 2102)          ____ Professional (15 Pa.C.S. ss. 2903)

____ Business-statutory close (15 Pa.C.S. ss. 2303)   ____ Insurance (15 Pa.C.S. ss. 3101)

                            ____ Cooperative (15 Pa.C.S. ss. 7102)

DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is GENESIS ELDERCARE
     LIVING FACILITIES, INC.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) 148 West State Street, Suite 100  Kennett Square  PA     19348  Chester
         -----------------------------------------------------------------------
         Number and Street                 City            State  Zip    County

     (b) c/o: ------------------------------------------------------------------
              Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                      Address
     Edward F. Spaniel, Jr.    c/o Blank Rome Comisky & McCauley
                               One Logan Square
                               Philadelphia, PA 19103

6.   The specified effective date if any, is

                                   Upon Filing
     ---------------------------------------------------------------------------
                month        day           year     hour, if any


   SEP -5 97
PA Dept. of State

DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

9766-647

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory class corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss.77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: ____

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 5th day of September, 1997.

                                      /s/ Edward F. Spaniel, Jr.
                                      ----------------------------------------
                                      Edward F. Spaniel, Jr., Incorporator